Exhibit 99.1

FOR IMMEDIATE RELEASE November 2, 2010	Investor Contact: Martie Edmunds Zakas Sr. Vice President - Strategy, Corporate Development & Communications

770-206-4237

mzakas@muellerwp.com

Media Contact: John Pensec

Director - Corporate Communications & Public Affairs

770-206-4240

jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL FOURTH QUARTER AND FULL YEAR

2010 RESULTS

FOURTH QUARTER EPS LOSS OF $0.05 AND ADJUSTED EPS OF $0.00

(ATLANTA) – Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $346.7 million and a net loss of $7.0 million for the quarter ended September 30, 2010. Summarized consolidated fiscal 2010 fourth quarter results compared to 2009 fourth quarter results are as follows:

•

Net sales for the 2010 fourth quarter were $346.7 million, down 7.5 percent compared to $374.8 million for the 2009 fourth quarter. Excluding the 2009 fourth quarter net sales of two divested Anvil businesses, net sales for the 2010 fourth quarter increased 1.1 percent year-over-year.

•

Income from operations for the 2010 fourth quarter was $14.1 million compared to income from operations of $12.9 million for the 2009 fourth quarter. Adjusted income from operations for the 2010 fourth quarter was $15.4 million compared to adjusted income from operations of $14.8 million for the 2009 fourth quarter.

•

Net loss per share was $0.05 for the 2010 fourth quarter compared to a net loss per share of $0.09 for the 2009 fourth quarter. Adjusted net income per share was $0.00 for the 2010 fourth quarter compared to an adjusted net loss per share of $0.03 for the 2009 fourth quarter.

•	Adjusted EBITDA for both the 2010 and 2009 fourth quarters was $36.7 million.

•	Net debt decreased $70.2 million to $608.5 million at September 30, 2010 from $678.7 million at September 30, 2009.

1200 Abernathy Road, N.E. | Suite 1200 | Atlanta, GA 30328

www.muellerwaterproducts.com

“While our end markets faced significant challenges in 2010, we believe they hit bottom during the year. We enter 2011 positioned to benefit from the actions we took during the year, including further elimination of fixed costs, such as the closure of U.S. Pipe’s North Birmingham facility, and integration of operational excellence initiatives throughout the organization,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products.

“Mueller Co.’s performance improved in 2010, with net sales increasing 12 percent year-over-year, adjusted income from operations increasing 62 percent year-over-year and adjusted EBITDA margin achieving a level of 21.3 percent for the year. We were able to maintain our pricing premium in the marketplace due to the recognized quality, customer service level and life cycle value of our products, and we believe that we should continue to benefit from positive operating leverage as market conditions improve. Net sales at U.S. Pipe declined year-over-year primarily due to pricing, as shipment volumes were flat for the year. However, we have seen improved sales pricing trends since February. We are pleased with the new leadership we announced for U.S. Pipe in the quarter, and we are focused on improving this business’ financial performance. Anvil managed its business well through the dramatic decline in the non-residential construction marketplace in 2010.”

Fourth Quarter Consolidated Results

Net sales for the 2010 fourth quarter of $346.7 million decreased $28.1 million from $374.8 million for the 2009 fourth quarter. Excluding net sales from two divested Anvil businesses that had net sales of $31.9 million in the 2009 fourth quarter, sales increased 1.1 percent. Net sales increased due to $11.2 million in higher pricing across all three businesses and $1.6 million of favorable Canadian currency exchange rates. These items were offset, in part, by $9.0 million in net lower shipment volumes.

Adjusted income from operations for the 2010 fourth quarter was $15.4 million, up $0.6 million from adjusted income from operations of $14.8 million for the 2009 fourth quarter. This increase was driven by $11.2 million in higher sales pricing and $6.8 million in lower operating costs, but was offset by $18.0 million in higher raw material costs.

Fourth Quarter Segment Results

Mueller Co.

Net sales for Mueller Co. were $163.7 million for the 2010 fourth quarter, up 3.5 percent, or $5.6 million, from $158.1 million for the 2009 fourth quarter due to $4.0 million in higher pricing, $1.5 million of favorable Canadian currency exchange rates and higher shipment volumes.

Adjusted income from operations of $26.6 million and adjusted EBITDA of $39.1 million for the 2010 fourth quarter compare to adjusted income from operations of $25.4 million and adjusted EBITDA of $38.1 million for the 2009 fourth quarter. Adjusted income from operations, as a percent of net sales, was 16.2 percent, and adjusted EBITDA as a percent of net sales was 23.9 percent for the 2010 fourth quarter. Income from operations increased $1.2 million primarily due to $6.2 million of lower per-unit overhead costs on products sold, $4.0 million in higher sales pricing and $3.6 million of higher manufacturing and other cost savings. These items were partially offset by $9.2 million of higher raw material costs and $2.9 million of higher selling, general and administrative expenses.

U.S. Pipe

Net sales of U.S. Pipe were $94.9 million for the 2010 fourth quarter, down $10.4 million from $105.3 million for the 2009 fourth quarter. This decrease was driven by $16.0 million in lower shipment volumes, partially offset by $5.6 million in higher pricing.

Adjusted loss from operations of $11.3 million and an adjusted EBITDA loss of $6.4 million for the 2010 fourth quarter compare to adjusted loss from operations of $7.1 million and an adjusted EBITDA loss of $2.6 million for the 2009 fourth quarter. The 2010 fourth quarter results were negatively impacted by $7.8 million of higher raw material costs, $5.7 million of higher per-unit overhead costs on products sold and $3.3 million of lower shipment volumes. These items were partially offset by $8.4 million of higher manufacturing and other cost savings and $5.6 million in higher sales pricing.

Anvil

Net sales for Anvil were $88.1 million for the 2010 fourth quarter, down $23.3 million from $111.4 million for the 2009 fourth quarter, which included $31.9 million of net sales associated with two businesses that were divested earlier this year. Net sales at Anvil increased 10.8%, or $8.6 million, year-over-year excluding net sales associated with these divestitures. The increase was driven by $6.9 million in higher shipment volumes and $1.6 million in higher pricing.

Income from operations of $7.6 million and adjusted EBITDA of $11.5 million for the 2010 fourth quarter compare to adjusted income from operations of $3.2 million and adjusted EBITDA of $7.8 million for the 2009 fourth quarter. Adjusted income from operations increased $4.4 million primarily due to $3.4 million of higher shipment volumes and a more profitable mix, $1.9 million of higher manufacturing and other cost savings, and $1.6 million in higher sales pricing. These items were partially offset by $1.0 million of higher raw material costs.

Refinancing and Interest Expense

On August 26, 2010, the Company issued $225 million aggregate principal amount of 8 3/4% senior notes due 2020 and entered into a $275 million asset-based credit agreement (the “ABL Agreement”) that matures in 2015. Net proceeds from the senior notes, $49.0 million borrowed under the ABL Agreement and $26.3 million of cash were used to repay all of the existing debt under the 2007 Credit Agreement, settle certain interest rate swap contracts for $14.8 million, and pay fees and expenses related to the credit agreements.

Net interest expense of $20.6 million for the 2010 fourth quarter decreased $6.6 million from $27.2 million for the 2009 fourth quarter. Net interest expense for the 2010 fourth quarter included $6.1 million related to settling interest rate swap contracts, and net interest expense for the 2009 fourth quarter included $6.3 million related to swap contracts settled during that quarter. Excluding swap contract settlement costs, net interest expense declined $6.4 million in the 2010 fourth quarter compared to the 2009 fourth quarter primarily due to lower debt levels during the 2010 fourth quarter and a lower effective interest rate.

Income Tax

The effective income tax rate for the 2010 fourth quarter was a benefit of 34.0% compared to the 2009 fourth quarter benefit of 37.0%.

Use of Non-GAAP Measures

The Company presents adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per share, free cash flow and net debt as non-GAAP measures. Adjusted income (loss) from operations represents income (loss) from operations excluding impairment and restructuring. Adjusted EBITDA represents income (loss) from operations excluding impairment, restructuring, depreciation and amortization. The Company presents adjusted EBITDA because it is a measure management believes is frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted net income (loss) and adjusted net income (loss) per share exclude impairment, restructuring, loss on early extinguishment of debt, certain costs from settling interest rate swap contracts, the tax on the repatriation of earnings from Canada and the income tax effects of the previously mentioned items. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flow from operating activities less capital expenditures. It is presented as a measurement of cash flow because it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt is commonly used by the investment community as a measure of indebtedness. Adjusted income (loss) from operations, adjusted EBITDA, adjusted net income (loss), adjusted net income (loss) per share, free cash flow and net debt have limitations as analytical tools, and investors should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company’s results as reported under accounting principles generally accepted in the United States (“GAAP”).

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, November 3, 2010 at 9:00 a.m. EDT. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the Company’s leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its Web site at muellerwaterproducts.com.

Investors interested in listening to the call should log on to the Web site several minutes before the start of the call. After selecting the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the accompanying presentation slides.

Safe Harbor Statement

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding general economic conditions and spending by municipalities and the outlook for the residential and non-residential construction markets and the impact of these factors on our businesses. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	the demand level of manufacturing and construction activity;

•	our ability to service our debt obligations; and

•	the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K.

Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we file this press release, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. manufactures and markets products and services that are used in the transmission and distribution of safe, clean drinking water and in water treatment facilities. Our broad product portfolio includes engineered valves, fire hydrants, pipe fittings, water meters and ductile iron pipe, which are used by municipalities, as well as the residential and non-residential construction industries. With latest 12 months net sales through September 30, 2010 of $1.3 billion, the Company is comprised of three operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 4,800 people. The Company’s common stock trades on the New York Stock Exchange under the ticker symbol MWA. For more information about Mueller Water Products, Inc., please visit the Company’s Website at muellerwaterproducts.com.

###

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2010	September 30, 2009
	(in millions)
Assets:
Cash and cash equivalents	$83.7	$61.5
Receivables, net	202.5	216.3
Inventories	268.4	342.8
Deferred income taxes	30.3	30.8
Assets held for sale	—	13.9
Other current assets	51.5	80.8

Total current assets	636.4	746.1

Property, plant and equipment, net	264.4	296.4
Identifiable intangible assets, net	632.4	663.6
Other noncurrent assets	35.0	33.4

Total assets	$1,568.2	$1,739.5

Liabilities and stockholders’ equity:
Current portion of long-term debt	$0.7	$11.7
Accounts payable	93.2	111.7
Other current liabilities	89.8	97.4

Total current liabilities	183.7	220.8

Long-term debt	691.5	728.5
Deferred income taxes	165.5	180.0
Other noncurrent liabilities	122.2	173.9

Total liabilities	1,162.9	1,303.2

Commitments and contingencies

Series A common stock: 600,000,000 shares authorized; 154,708,474 shares and 153,790,887 shares outstanding at September 30, 2010 and 2009, respectively	1.5	1.5
Additional paid-in capital	1,597.5	1,599.0
Accumulated deficit	(1,123.5)	(1,078.3)
Accumulated other comprehensive loss	(70.2)	(85.9)

Total stockholders’ equity	405.3	436.3

Total liabilities and stockholders’ equity	$1,568.2	$1,739.5

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended September 30,		Year ended September 30,
	2010	2009	2010	2009
	(in millions, except per share amounts)

Net sales	$346.7	$374.8	$1,337.5	$1,427.9
Cost of sales	275.0	305.6	1,101.1	1,171.0

Gross profit	71.7	69.2	236.4	256.9

Operating expenses:
Selling, general and administrative	56.3	54.4	219.3	239.1
Impairment	—	—	—	970.9
Restructuring (1)	1.3	1.9	13.1	47.8

Total operating expenses	57.6	56.3	232.4	1,257.8

Income (loss) from operations	14.1	12.9	4.0	(1,000.9)

Interest expense, net	20.6	27.2	68.0	78.3
Loss on early extinguishment of debt	4.1	3.0	4.6	3.8

Loss before income taxes	(10.6)	(17.3)	(68.6)	(1,083.0)
Income tax benefit	(3.6)	(6.4)	(23.4)	(86.3)

Net loss	$(7.0)	$(10.9)	$(45.2)	$(996.7)

Basic and diluted net loss per share	$(0.05)	$(0.09)	$(0.29)	$(8.55)

Basic and diluted weighted average shares outstanding	154.6	119.4	154.3	116.6

Dividends declared per share	$0.0175	$0.0175	$0.07	$0.07

(1)	Restructuring charges recorded are principally related to our North Birmingham facility.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

YEAR ENDED SEPTEMBER 30, 2010

(UNAUDITED)

	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
	(in millions)

Balance at September 30, 2009	$1.5	$1,599.0	$(1,078.3)	$(85.9)	$436.3

Net loss	—	—	(45.2)	—	(45.2)
Dividends declared	—	(10.8)	—	—	(10.8)
Stock-based compensation	—	8.3	—	—	8.3
Stock issued under stock compensation plans	—	1.0	—	—	1.0
Net effect of derivatives	—	—	—	3.5	3.5
Foreign currency translation	—	—	—	3.4	3.4
Minimum pension liability	—	—	—	8.8	8.8

Balance at September 30, 2010	$1.5	$1,597.5	$(1,123.5)	$(70.2)	$405.3

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Year ended September 30,
	2010	2009
	(in millions)
Operating activities:
Net loss	$(45.2)	$(996.7)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	53.6	59.5
Amortization	31.0	30.7
Provision for doubtful receivables	(0.6)	6.4
Impairment and non-cash restructuring	4.4	1,009.4
Loss on early extinguishment of debt	4.6	3.8
Stock-based compensation	8.3	11.6
Deferred income taxes	(21.1)	(57.8)
Gain on disposal of assets	(4.8)	(3.0)
Retirement plans	8.1	5.2
Interest rate swap contracts	3.9	—
Other, net	1.0	3.0
Changes in assets and liabilities:
Receivables	1.6	68.8
Inventories	54.3	109.8
Other current assets and other noncurrent assets	33.7	(32.9)
Accounts payable and other liabilities	(69.8)	(87.3)

Net cash provided by operating activities	63.0	130.5

Investing activities:
Capital expenditures	(32.8)	(39.7)
Acquisition of intangibles	—	(8.7)
Proceeds from sales of assets	56.4	5.5

Net cash provided by (used in) investing activities	23.6	(42.9)

Financing activities:
Increase in outstanding checks	1.7	(4.3)
Debt borrowings	270.5	539.4
Debt paid or repurchased	(318.5)	(893.1)
Payment of deferred financing fees	(9.8)	(10.1)
Common stock issued	1.0	166.9
Dividends paid	(10.8)	(8.1)

Net cash used in financing activities	(65.9)	(209.3)

Effect of currency exchange rate changes on cash	1.5	(0.7)

Net change in cash and cash equivalents	22.2	(122.4)
Cash and cash equivalents at beginning of period	61.5	183.9

Cash and cash equivalents at end of period	$83.7	$61.5

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended September 30, 2010
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$163.7	$94.9	$88.1	$—	$346.7

Gross profit (loss)	$49.1	$(3.1)	$25.8	$(0.1)	$71.7
Selling, general and administrative expenses	22.5	8.2	18.2	7.4	56.3
Restructuring	—	0.9	0.4	—	1.3

Income (loss) from operations	$26.6	$(12.2)	$7.2	$(7.5)	14.1

Interest expense, net					20.6
Loss on early extinguishment of debt					4.1
Income tax benefit					(3.6)

Net loss					$(7.0)

Net loss per diluted share					$(0.05)

Capital expenditures	$5.8	$3.6	$1.9	$0.1	$11.4

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$26.6	$(12.2)	$7.2	$(7.5)	$14.1
Restructuring	—	0.9	0.4	—	1.3

Adjusted income (loss) from operations	26.6	(11.3)	7.6	(7.5)	15.4
Depreciation and amortization	12.5	4.9	3.9	—	21.3

Adjusted EBITDA	$39.1	$(6.4)	$11.5	$(7.5)	$36.7

Adjusted net income:
Net loss					$(7.0)
Interest rate swap settlement costs, net of tax					3.9
Loss on early extinguishment of debt, net of tax					2.5
Restructuring, net of tax					0.8

Adjusted net income					$0.2

Adjusted net income per diluted share					$0.0

Free cash flow:
Net cash provided by operating activities					$27.3
Capital expenditures					(11.4)

Free cash flow					$15.9

Net debt (end of period):
Current portion of long-term debt					$0.7
Long-term debt					691.5

Total debt					692.2
Less cash and cash equivalents					(83.7)

Net debt					$608.5

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended September 30, 2009
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$158.1	$105.3	$111.4	$—	$374.8

Gross profit	$45.0	$0.6	$23.4	$0.2	$69.2
Selling, general and administrative expenses	19.6	7.7	20.2	6.9	54.4
Impairment and restructuring	0.6	0.2	1.1	—	1.9

Income (loss) from operations	$24.8	$(7.3)	$2.1	$(6.7)	12.9

Interest expense, net					27.2
Loss on early extinguishment of debt					3.0
Income tax benefit					(6.4)

Net loss					$(10.9)

Net loss per diluted share					$(0.09)

Capital expenditures	$8.4	$4.1	$4.4	$0.1	$17.0

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$24.8	$(7.3)	$2.1	$(6.7)	$12.9
Impairment and restructuring	0.6	0.2	1.1	—	1.9

Adjusted income (loss) from operations	25.4	(7.1)	3.2	(6.7)	14.8
Depreciation and amortization	12.7	4.5	4.6	0.1	21.9

Adjusted EBITDA	$38.1	$(2.6)	$7.8	$(6.6)	$36.7

Adjusted net loss:
Net loss					$(10.9)
Interest rate swap settlement costs, net of tax					3.8
Loss on early extinguishment of debt, net of tax					1.8
Restructuring, net of tax					1.2

Adjusted net loss					$(4.1)

Adjusted net loss per diluted share					$(0.03)

Free cash flow:
Net cash provided by operating activities					$62.2
Capital expenditures					(17.0)

Free cash flow					$45.2

Net debt (end of period):
Current portion of long-term debt					$11.7
Long-term debt					728.5

Total debt					740.2
Less cash and cash equivalents					(61.5)

Net debt					$678.7

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Year ended September 30, 2010
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$612.8	$377.8	$346.9	$—	$1,337.5

Gross profit (loss)	$170.3	$(22.7)	$88.8	$—	$236.4
Selling, general and administrative expenses	89.2	30.5	66.2	33.4	219.3
Restructuring	0.1	12.5	0.5	—	13.1

Income (loss) from operations	$81.0	$(65.7)	$22.1	$(33.4)	4.0

Interest expense, net					68.0
Loss on early extinguishment of debt					4.6
Income tax benefit					(23.4)

Net loss					$(45.2)

Net loss per diluted share					$(0.29)

Capital expenditures	$15.6	$11.0	$6.0	$0.2	$32.8

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$81.0	$(65.7)	$22.1	$(33.4)	$4.0
Restructuring	0.1	12.5	0.5	—	13.1

Adjusted income (loss) from operations	81.1	(53.2)	22.6	(33.4)	17.1
Depreciation and amortization	49.7	18.9	15.4	0.6	84.6

Adjusted EBITDA	$130.8	$(34.3)	$38.0	$(32.8)	$101.7

Adjusted net loss:
Net loss					$(45.2)
Restructuring, net of tax					7.9
Interest rate swap settlement costs, net of tax					4.8
Loss on early extinguishment of debt, net of tax					2.8
Tax on repatriation on Canadian earnings					2.2

Adjusted net loss					$(27.5)

Adjusted net loss per diluted share					$(0.18)

Free cash flow:
Net cash provided by operating activities					$63.0
Capital expenditures					(32.8)

Free cash flow					$30.2

Net debt (end of period):
Current portion of long-term debt					$0.7
Long-term debt					691.5

Total debt					692.2
Less cash and cash equivalents					(83.7)

Net debt					$608.5

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Year ended September 30, 2009
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$547.1	$410.9	$469.9	$—	$1,427.9

Gross profit (loss)	$134.3	$(5.7)	$128.2	$0.1	$256.9
Selling, general and administrative expenses	84.2	35.6	84.9	34.4	239.1
Impairment and restructuring	820.7	101.1	96.7	0.2	1,018.7

Loss from operations	$(770.6)	$(142.4)	$(53.4)	$(34.5)	(1,000.9)

Interest expense, net					78.3
Loss on early extinguishment of debt					3.8
Income tax benefit					(86.3)

Net loss					$(996.7)

Net loss per diluted share					$(8.55)

Capital expenditures	$16.2	$11.2	$11.9	$0.4	$39.7

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Loss from operations	$(770.6)	$(142.4)	$(53.4)	$(34.5)	$(1,000.9)
Impairment and restructuring	820.7	101.1	96.7	0.2	1,018.7

Adjusted income (loss) from operations	50.1	(41.3)	43.3	(34.3)	17.8
Depreciation and amortization	50.9	21.1	17.6	0.6	90.2

Adjusted EBITDA	$101.0	$(20.2)	$60.9	$(33.7)	$108.0

Adjusted net loss
Net loss					$(996.7)
Impairment and restructuring, net of tax					954.9
Interest rate swap settlement costs, net of tax					3.8
Loss on early extinguishment of debt, net of tax					2.3

Adjusted net loss					$(35.7)

Adjusted net loss per diluted share					$(0.31)

Free cash flow:
Net cash provided by operating activities					$130.5
Capital expenditures					(39.7)

Free cash flow					$90.8

Net debt (end of period):
Current portion of long-term debt					$11.7
Long-term debt					728.5

Total debt					740.2
Less cash and cash equivalents					(61.5)

Net debt					$678.7